Principal Life Insurance Company 711 High Street, Des Moines, IA 50392 515 247 5111 tel

April 28, 2020

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:    Principal Life Insurance Company
Separate Account B
Principal Investment Plus Variable Annuity (for applications signed on or after August 1, 2013)
Registration Statement on Form N-4
File No. 333-188293

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Doug Hodgson

Doug Hodgson
Counsel
711 High Street
Des Moines, Iowa 50392-0300
(515) 362-2384 (office)
(866) 496-6527 (facsimile)
hodgson.doug@principal.com